Exhibit 99.1

ASSET PURCHASE AGREEMENT

              THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of this 7th day of July, 2006, by and between Lifetime Brands, Inc., a Delaware corporation (the “Buyer”), and Mirro Acquisition Inc., a Delaware corporation, Mirro Operating Company, LLC, a Delaware limited liability company and Mirro Puerto Rico, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (collectively, the “Debtor Sellers”) and 690649 BC Ltd., a British Columbia company (the “Non-Debtor Seller”; together with the Debtor Sellers, each a “Seller” and collectively, the “Sellers”and, together with Buyer, the “Parties”), each of the Debtor Sellers being a Debtor and Debtor in Possession under Case No. 06-10340 (the “Bankruptcy Case”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

RECITALS

              A.       Sellers are engaged in the business of manufacturing and distributing cookware and bake ware products and related accessories under the “Mirro”, “Regal”, “AirBake Ultra”, “Cushion Air” and “WearEver” brand names (such business is referred to herein as the “Business”).

              B.       Sellers wish to sell to Buyer, pursuant to Sections 363 of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”),substantially all of the assets used in connection with and arising out of the operation of the Business at the price and on the other terms and conditions specified in detail below and Buyer wishes to so purchase and acquire such assets from Sellers.

              NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Transfer of Assets.

                       1.1      Purchase and Sale of Assets. On the Closing Date, as hereinafter defined, in consideration of the covenants, representations and obligations of Buyer hereunder, and subject to the conditions hereinafter set forth, Sellers shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from Sellers the following assets, wherever located, whether or not identified or disclosed on Sellers’ books and records (collectively, the “Property”):

                                   1.1.1      Contracts. Seller's right, title and interest in and to (i) those equipment, personal property and intangible property leases, rental agreements, licenses, contracts, agreements and similar arrangements described on Exhibit “A-1”to this Agreement and incorporated herein by this reference (collectively, the “Equipment Agreements”), and (ii) those other contracts, orders, purchase orders, licenses, contracts, agreements and similar arrangements described on Exhibit “A-2” (collectively, the “Other Contracts” and together with the Equipment Agreements, the “Contracts”).

                                   1.1.2      Personal Property. All of the equipment and tangible personal property owned by any Seller and all other equipment and tangible personal property now or hereafter owned by any Seller and used in connection with the Business, including, without limitation, all such furniture, vehicles, machinery, equipment, tools, dies, spare parts, computers, fixtures and furnishings wherever located other than such items listed in Exhibit “B” attached to this Agreement (collectively, the “Personal Property”). As used in this Agreement, the Personal Property shall not include the Inventory. The Personal Property shall also expressly exclude any equipment or other tangible property held by any

Seller pursuant to a Contract where Buyer does not assume the underlying Contract relating to such personal property at the Closing.

                                   1.1.3     Intangible Property. All patents, patent applications and manufacturing know-how owned or held by any Seller and used exclusively in connection with the Business, and all other intangible personal property owned or held by any Seller and used exclusively in connection with the Business, but in all cases only to the extent of such Seller’s interest and only to the extent transferable, together with all books, records and like items pertaining to the Business, including, without limitation, the names, patents, and patent applications set forth on Schedule 1.1.3 attached hereto and incorporated herein by this reference, the goodwill of the Business, processes, trademarks, trademark applications and registrations, trade names, copyrights, copyright applications, service marks, licenses to use or for the use of any intellectual property, catalogues, customer lists and other customer data bases, logos and registrations or applications therefor, domain names and registrations and applications therefor, correspondence with present or prospective customers and suppliers, advertising materials, software programs and source codes and object codes, data, databases, trade secrets, “know-how” and other confidential information and all other intellectual property (in whatever form or medium) and all intangible embodiments thereof, and telephone exchange numbers identified with the Business (collectively, the “Intangible Property”). As used in this Agreement, Intangible Property shall in all events exclude, (i) any materials containing privileged communications or information about employees, disclosure of which would violate an employee’s reasonable expectation of privacy and any other materials which are subject to attorney-client or any other privilege, and (ii) any software or other item of intangible property held by any Seller pursuant to a license or other Contract where Buyer does not assume the underlying Contract relating to such intangible personal property at the Closing.

                                   1.1.4      Receivables. All instruments, receivables, accounts receivable and unbilled costs and fees attributable to the Business and, prepayments and prepaid expenses (subject to the proration provisions of Section 3.5) and security deposits and other deposits received from or held by third parties and subject to Section 1.2, all causes of action relating or pertaining to the foregoing, the right to bill and receive payment for product shipped and/or services rendered but unbilled or unpaid as of the Closing and all rights to receive and retain mail related to the foregoing (collectively, the “Receivables”).

                                   1.1.5      Claims. Subject to Section 1.2, all of each Seller's interest in all rights, suits, claims, choses in action, causes of action, judgments, damages, rights to payment and litigation rights of any kind or nature whatsoever (whether arising in contract, tort or otherwise, or any equitable remedy for breach of performance, whether or not such breach gives rise to a right to payment, but as to each of the foregoing, only to the extent the same relates directly to or arises under any property otherwise included in the Property (collectively, “Claims”).

                                   1.1.6      Insurance Policies. Except as may be otherwise provided in Section 1.2(iv) of this Agreement, all Claims arising under insurance policies with respect to the Property and only to the extent the Purchase Price has not been adjusted pursuant to Section 10.1 of this Agreement on account of the damage(s) to which such Claim(s) relate.

                                   1.1.7      Inventory. All supplies, goods, materials, work in process, inventory and stock in trade owned and held by any Seller and at any location (including at the Nuevo Laredo Facility (defined below)) for use in connection with the operation of the Business (collectively, the “Inventory”).

                       1.2       Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the Property shall be limited to the items identified or described in Section 1.1 above and shall in any event exclude all of the following (collectively, the “Excluded Assets”): (i) those items excluded pursuant to the provisions of Section 1.1 above; (ii) all cash or cash equivalents; (iii) Sellers’ rights under this Agreement and all cash and non-cash consideration payable or deliverable to the Sellers pursuant to the terms and provisions hereof; (iv) insurance proceeds, claims and causes of action with respect to or arising in connection with (A) any Contract which is not assigned to Buyer at the Closing, or (B) any item of tangible or intangible property not acquired by Buyer at the Closing; (v) any fee, license, leasehold or other interests in any real property held or occupied by any Seller, (vi) all securities, whether capital stock or debt, and equity of any Seller or any other entity; (vii) all rights and claims in or to any refunds or credits of or with respect to any taxes, assessments or similar charges paid by or on behalf of any Seller, in each case to the extent applicable to any period prior to the Closing; (viii) tax records, minute books, stock transfer books and corporate seals of any Seller; (ix) any letters of credit or similar financial accommodations issued to any third party(ies) for the account of any Seller; (x) all deposits, security and collateral associated with the Property, including cash deposits, Seller L/Cs (as defined in Section 2.5 below) and any collateral therefor; (xi) all rights, claims and causes of action of any Seller against former officers, directors, employees, members, principals, agents, and representatives of such Seller, (xii) all preference or avoidance claims and actions of any Seller, including, without limitation, any such claims and actions arising under Sections 544, 547, 548, 549, and 550 of the Bankruptcy Code (collectively, the “Avoidance Actions”); and (xiii) those assets located at the facility whose address is Avenue New York 202, Parque Industrial Park Oradel, Nuevo Laredo, Tam 88000 Mexico (the “Nuevo Laredo Facility”) and which are listed on Schedule 1.2 attached hereto and incorporated herein by this reference;

                       1.3       Instruments of Transfer. The sale, assignment, transfer, conveyance and delivery of the Property to Buyer shall be made by assignments, bills of sale, and other instruments of assignment, transfer and conveyance provided for in Section 3 below and such other instruments as may reasonably be requested by Buyer to transfer, convey, assign and deliver the Property to Buyer, but in all events only to the extent that the same do not impose any monetary obligations upon Sellers or in any other respect increase in any material way the burdens imposed by the other provisions of this Agreement upon Sellers.

2.	Consideration.

                       2.1       Purchase Price and Other Consideration.

                                     2.1.1       The cash consideration to be paid by Buyer to Sellers for the Property (the “Purchase Price”) shall be $21,000,000, subject to Section 2.5 of this Agreement.

                                     2.1.2      The Purchase Price shall be paid as follows:

                                     (a)      Concurrently with the mutual execution and delivery of this Agreement (the date of such mutual execution and delivery is sometimes referred to herein as the “Execution Date”), Buyer shall deposit into an escrow (the “Escrow”) with an escrow agent (the “Escrow Holder”) reasonably designated by Sellers an amount equal to $500,000 (the “Initial Deposit”) in immediately available, good funds (funds delivered in this manner are referred to herein as “Good Funds”), pursuant to joint escrow instructions to be delivered by Buyer and Sellers to the Escrow Holder on or before the Execution Date. On the business day following entry of the Procedures Order (as defined in Section 8.1(b) below), Buyer shall deposit into the Escrow, in Good Funds, an additional $1,500,000 (the “Second Deposit” and, together with the Initial Deposit, the “Deposit”). Upon Escrow Holder’s receipt of the Initial Deposit and of the Second Deposit, the Escrow Holder shall immediately deposit such funds into an interest-bearing account. The Deposit shall become nonrefundable upon the termination of the transaction contemplated by this Agreement by reason of Buyer’s default of its material obligations hereunder (a “Buyer Default Termination”), it being agreed that Sellers shall not have the right to so terminate this Agreement and retain any portion of the Deposit unless Buyer has failed to cure the applicable default within five (5) days following its receipt of written notice thereof from Sellers, and, at such time, Sellers shall not be in material default of their obligations under this Agreement. At the Closing, the Deposit (and any interest accrued thereon) shall be credited and applied toward payment of the Purchase Price (with such portion of the Purchase Price deposited into Escrow in accordance with the Supply Agreement (as defined in Section 3.3.5 below). In the event the Deposit becomes nonrefundable by reason of a Buyer Default Termination, subject to the qualifications set forth above, Escrow Holder shall immediately disburse the Deposit and all interest accrued thereon to Sellers to be retained by Sellers for their own account. If the transactions contemplated herein terminate by reason of (A) Sellers’ material default under this Agreement, it being agreed that Buyer shall not have the right to so terminate this Agreement unless Sellers have failed to cure the applicable default within five (5) days following their receipt of written notice thereof from Buyer, or (B) the failure of a condition to Buyer’s obligations hereunder (including the condition set forth in Section 4.2.7, below), the Escrow Holder shall return to Buyer the Deposit (together with all interest accrued thereon) but less Buyer’s one-half share of the Escrow Holder’s escrow fees and charges, and provided that, notwithstanding anything to the contrary herein, if Buyer is required to remain the “back-up bidder” pursuant to Section 8.1(a) below, Buyer shall not be entitled to the refund of the Deposit until the earlier of (i) the consummation in all material respects of the sale the Property to the Upset Purchaser (as defined in Section 8.1(a) hereof) or (ii) the Outside Date, if the Closing has not occurred on or prior thereto.

                                     (b)      On the Closing Date, Buyer shall (A) cause the Escrow Holder to deliver the Deposit (together with all accrued interest thereon) to Sellers, and (B) pay and deliver, in Good Funds, the balance of the Purchase Price to Sellers.

                       2.2       Assumed Liabilities. Buyer shall, effective as of the Closing Date, be assigned the applicable Sellers’ interests under the Designated Contracts (as defined in Section 8.1(c), below) to be assigned by Sellers under this Agreement and shall assume all liabilities and obligations (i) of Sellers accruing under the Designated Contracts on and after the Closing Date or, if assigned subsequently in accordance with the provisions of Section 8.1(c), below, from the effective date of such later assignment by the applicable Sellers, (ii) all obligations arising in connection with the use and operation of the Property from and after the Closing Date; (iii) all liability with respect only to accrued vacation benefits of those employees of Sellers employed by Buyer following the Closing, (iv) the Inventory Advances, and (v) any such additional liabilities and obligations as may be set forth or described on Schedule 2.2 hereto. Other than the liabilities and obligations of Sellers expressly assumed by Buyer hereunder, Buyer is not assuming and shall not be liable for any liabilities or obligations of Sellers including any such liabilities or obligations arising out of or related to (w) any breach by any Seller of any Contract, (x) the ownership, operation or control of the Property or the Business prior to the Closing (other than the obligations undertaken by Buyer pursuant to Section 2.4 of this Agreement and such other obligations as may be expressly assumed pursuant to this Agreement) or (y) other than as expressly assumed pursuant to clause (iii) of this Section 2.2, any liability or obligation or Claim of any employee including with respect to pension and severance obligation.

                       2.3       Purchase Price Allocation. Not later than fifteen (15) days prior to the Closing Date, Buyer shall prepare and deliver to Sellers for their review and consideration a schedule (the “Allocation Schedule”) allocating the Purchase Price among the various assets comprising the Property in accordance with Treasury Regulation 1.1060-1 (or any comparable provisions of state or local tax law) or any successor provision. If Sellers disagree with or raise objections to the Allocation Schedule, Buyer and Sellers will negotiate in good faith to resolve such objections. If the Parties are able to agree upon the allocation of the Purchase Price, Buyer and Sellers shall report and file all tax returns (including any amended tax returns and claims for refund) consistent with such mutually agreed Purchase Price allocation, and shall take no position contrary thereto or inconsistent therewith (including in any audits or examinations by any taxing authority or any other proceedings). Buyer and Sellers shall file or cause to be filed any and all forms (including U.S. Internal Revenue Service Form 8594), statements and schedules with respect to such allocation, including any required amendments to such forms. If, on the other hand, the Parties are unable mutually to agree upon the manner in which the Purchase Price should be allocated, Buyer and Sellers shall be free to make their own respective allocations of the Purchase Price for tax purposes. Notwithstanding any other provisions of this Agreement, in the event the Parties mutually agree upon the allocation of the Purchase Price, the provisions of this Section 2.3 shall survive the Closing.

                       2.4       Advances by Buyer for Inventory Purchase. Subject to (i) the entry by the Bankruptcy Court of an order in form and substance satisfactory to the Buyer and the Sellers (the “Inventory Advance Order”) (which order shall be entered with the consent of the Sellers’ secured lenders), and (ii) the satisfaction of the condition set forth in Section 4.2.8 of this Agreement, the Sellers shall have the right to require the Buyer to cause to be issued one or more letters of credit each of which shall be issued by an institution and in form and content sufficient to cause the suppliers to whom such letter(s) of credit is issued to proceed with the manufacturing and delivery to the Sellers of the inventory order(s) to which such letter(s) of credit relates (each, a “Letter of Credit”) in an aggregate face amount not exceeding $10.0 million (the “Inventory Advances”), for the account of the Sellers and in favor of certain Asian suppliers of Designated Inventory (as defined below) which the Sellers will acquirein the ordinary course of the Business. The Inventory Advance Order shall provide, among other things, that: (i) the Buyer shall be granted an allowed super-priority claim (junior to and only to the claims with respect to the DIP Agreement (as defined below) and the claims of Madeline, LLC, with respect to obligations of Sellers and various affiliates of Sellers and to Carve-Out Expenses (as defined in the final order with respect to the DIP Agreement and related financing entered in the Bankruptcy Case on May 4, 2006), and which shall in all events exclude any claim in or to any Avoidance Actions and shall be conditioned upon this Agreement not being terminated by reason of Buyer’s default hereunder) and perfected first priority security interest in the Designated Inventory acquired utilizing one or more Letters of Credit, and the proceeds thereof (including any account receivable created upon the sale or other disposition of any Designated Inventory) (the “Inventory Collateral”) as collateral security for the Inventory Advances; and (ii) the Sellers shall reimburse Buyer for each Inventory Advance promptly following receipt of payment for the Inventory Collateral and, in any event, shall repay to Buyer in Good Funds an amount equal to all Inventory Advances less the undrawn amount of each Letter of Credit Sellers cause to be returned to the Buyer on the earlier to occur of (x) the closing of one or more transactions for all or substantially all of the Property to a buyer or buyers other than Buyer and (y) the Outside Date if the Closing shall have not previously occurred and a transaction or transactions with parties other than the Buyer and involving substantially all of the Property shall have closed. “Designated Inventory” shall mean such inventory contemplated by such inventory plan in form and substance satisfactory to the Buyer and the Sellers, as the Buyer and Sellers may agree to prior to the Procedures Entry Date (the “Inventory Plan”); provided, however, upon mutual written agreement of Buyer and Sellers, the Designated Inventory may be modified to include the acquisition of inventory not provided for in the Inventory Plan or the purchase of inventory items in amounts different from those provided for in the Inventory Plan.

                       2.5       Purchase Price Adjustment.

                                     2.5.1      Sellers and Buyer acknowledge and agree that the Purchase Price has been based on (i) Eligible Accounts Receivable (defined below) being $5,400,000 (the “A/R

Benchmark”)     and (ii) Eligible Inventory (defined below) being $11,930,000 (the “Inventory Benchmark”). The sum of the A/R Benchmark and Inventory Benchmark shall be referred to herein as the “Target Amount”. Within 2 days prior to the Closing Date, Sellers shall deliver to Buyer a statement of Accounts Receivable and Inventory as of 11:59 p.m. on the day immediately prior to the Closing Date, prepared in accordance with generally accepted accounting principles, consistently applied, and which has been determined on a basis consistent with the methodology employed as of June 30, 2006 in the Borrowing Base Certificates prepared by Sellers and delivered to Wachovia Bank, National Association in its capacity as agent (the “DIP Agent”) under the DIP Agreement (each, a “Borrowing Base Certificate”) (it being agreed that notwithstanding anything to the contrary in the foregoing, in determining Eligible Accounts Receivable the Sellers shall deduct chargebacks and other credits reasonably expected to be taken by their customers and relating to events or conditions prior to the Closing (the “Chargebacks”)), through the date when such statement is required to be delivered hereunder, certified by such officer(s) of the Sellers (or applicable Seller) as the DIP Agent shall accept (the “Closing Statement”). Buyer and its representatives shall be permitted to have reasonable access to the Sellers’ offices and their books, records and work papers containing financial information of Sellers during the period through the Closing Date in order to, among other things, verify the accuracy and completeness of the Closing Statement (including the methodology used in calculating Eligible Accounts Receivable and Eligible Inventory). The Closing Statement shall be conclusive and binding upon Buyer and Sellers unless Buyer objects in writing to any item or items shown on the Closing Statement within 24 hours after the Buyer’s receipt of the Closing Statement. Such writing shall assert that the Closing Statement is in error and specify in reasonable detail the amount in dispute and the basis for such dispute.

                                     2.5.2      In the event that the sum of the A/R Benchmark and the Inventory Benchmark as reflected on the Closing Statement: (w) is less than the Target Amount (the amount by which such Eligible Accounts Receivable and Eligible Inventory is less than the Target Amount, the “Shortfall”) by not more than $830,000, the Purchase Price shall not be adjusted; (x) is greater than the Target Amount (the amount by which such Accounts Receivable and Inventory is greater than the Target Amount, the “Excess”) by not more than $830,000, the Purchase Price shall not be adjusted; (y) evidences a Shortfall of more than $830,000, then the Purchase Price shall be decreased on a dollar-for-dollar basis to the extent the Shortfall exceeds the Target Amount minus $830,000 and (z) evidences an Excess of more than $830,000, then the Purchase Price shall be increased on a dollar-for-dollar basis to the extent the Target Amount plus $830,000 is exceeded.

                                     2.5.3      For the purposes of the foregoing Sections 2.5.1 and 2.5.2, the term "Eligible Accounts Receivable" shall refer to the amounts reflected on printed Line Item 10 of Column A of a particular Borrowing Base Certificate and the term “Eligible Inventory”shall mean the aggregate of the amounts reflected on printed Line Items 16, 22, 28, 35 and 40 of Column A of a particular Borrowing Base Certificate prepared by Sellers and provided to the DIP Agent as required by the agreements evidencing and securing the debtor in possession financing provided to certain Sellers by the lenders on behalf of whom the DIP Agent is acting (collectively, the “DIP Agreement”), but shall not include any inventory or accounts receivable on which the Buyer has a lien in respect of the Inventory Advances.

                       2.5      Replacement of Seller L/C’s. At or prior to the Closing, Buyer shall obtain, at Buyer’s sole cost and expense, and deliver to the parties holding letters of credit or similar financial accommodations issued for any Seller’s account (collectively, “Seller L/Cs”), replacement letters of credit or similar financial accommodations sufficient to cause such parties to release and return to the applicable Seller(s) at or prior to the Closing the undrawn originals of the Seller L/Cs and all cash and other collateral therefor.

3.	Closing Transactions.

                       3.1       Closing Conference. The Closing of the transactions provided for herein (the “Closing”) shall take place at the Wilmington, Delaware offices of the Sellers’ attorneys.

                       3.2       Closing Date. The Closing shall be held upon the earlier to occur of (i) the business day following the satisfaction of the last of the conditions set forth in Sections 4.1 and 4.2 below, and (ii) August 18, 2006 (the “Outside Date”). In the event the conditions to Closing have not been satisfied or waived by the Outside Date, then the Buyer or the Sellers (if they are not in material default hereunder) may terminate this Agreement. Alternatively, the Parties may mutually agree in writing to an extended Closing Date. Until this Agreement is either terminated or the Parties have agreed upon an extended Closing Date, the Parties shall diligently continue to work to satisfy all conditions to Closing and the transaction contemplated herein shall close as soon as such conditions are satisfied or waived.

                       3.3       Sellers' Deliveries to Buyer at Closing. On the Closing Date, Sellers shall make the following deliveries to Buyer:

                                     3.3.1      An Assignment and Assumption of Leases and Contracts substantially in the form and content attached as Exhibit "C" hereto, duly executed by Sellers pursuant to which each Seller shall assign to Buyer their respective interests, if any, in the Designated Contracts (the “Assignment of Contracts”).

                                     3.3.2      A bill of sale, duly executed by each Seller in the form and on the terms of the bill of sale attached hereto as Exhibit “D,” pursuant to which each Seller transfers all of its rights, title and interests, if any, in and to the Personal Property, the Inventory and the Receivables to Buyer (the “Bill of Sale”).

                                     3.3.3      A counterpart assignment of intangible property, duly executed by each Seller, in the form and content of the assignment of intangible property attached as Exhibit “E”hereto, pursuant to which each Seller assigns to Buyer all of its rights, titles and interests, if any, in and to the Intangible Property (the “Assignment of Intangible Property”).

                                     3.3.4      A counterpart of a Transition Services Agreement in form and content satisfactory to Buyer and Sellers (the “Transition Agreement”), between Buyer, on the one hand, and appropriate affiliates of the Sellers (the “Seller Transition Parties”), on the other, providing, among other things, for (i) up to six (6) months of information technology, human resources, accounting, distribution and related services and support by the Sellers; (ii) the Buyer to pay a monthly flat fee for the services to be rendered to Buyer thereunder, and (iii) the Buyer and its employees, representatives and agents to have reasonable access to, and use of, the Sellers’distribution centers, warehouses and manufacturing facilities for the purposes described in such agreement for such period, which Transition Agreement shall have been executed by the Seller Transition Parties.

                                     3.3.5      The Buyer and the Seller Supply Parties (as defined below) shall have executed a supply agreement in form and content satisfactory to Buyer and Sellers (the “Supply Agreement”), between Buyer, on the one hand, and appropriate affiliates of the Sellers (collectively, the “Seller Supply Parties”), on the other, providing that, among other things: (a) the Seller Supply Parties shall supply the Buyer with such number of units of cookware product determined by SKUs as the parties shall agree (“NL Cookware”) and bake ware product determined by SKUs as the parties shall agree (“NL Bake Ware”), such amounts to be sufficient to satisfy demand for such product through November 30, 2006, in the case of NL Cookware, and December 31, 2006, in the case of NL Bake Ware, in each of the foregoing cases as set forth in projections to be mutually agreed upon in writing by Buyer and Sellers as part of the Supply Agreement (collectively, the “Minimum Supply Amount”); (b) the NL Cookware and the NL Bake Ware shall be supplied to the Buyerat such cost as the parties shall agree; (c) from the cash proceeds payable by the Buyer at Closing, the Buyer shall deposit into Escrow (the “Supply Agreement Escrow”) with the Escrow Holder, or direct the Escrow Holder to retain a portion of the Deposit in an amount equal to, $1.9 million, subject to adjustment as set forth in clause (v), below (the “Supply Agreement Escrowed Amount”) in Good Funds pursuant to joint escrow instructions to be delivered by the Sellers and the Buyer to the Escrow Holder on or before the Closing Date, which instructions shall provide that the Escrow Holder shall release (i) 25% of the Supply Agreement Escrowed Amount to the Sellers upon the Seller Supply Parties’ having supplied the Buyer with more than 50% of the Minimum Supply Amount, (ii) a further 25% of the Supply Agreement Escrowed Amount to the Sellers upon the Seller Supply Parties’ having supplied the Buyer with more 75% of the Minimum Supply Amount, (iii) the balance of the Supply Agreement Escrowed Amount to the Sellers upon the Seller Supply Parties’ having supplied the Buyer with the Minimum Supply Amount, (iv) the balance of the Supply Agreement Escrowed Amount to the Buyer on such date or dates to be agreed upon by the parties (it being understood that such dates and the return to the Buyer of the escrowed amounts shall be related to the Sellers’ compliance with a production timetable to be determined by the parties to the Supply Agreement, subject to such “force majeure” exceptions as the parties shall agree, and upon the Buyer’s timely providing liquidity sufficient to permit the Seller Supply Parties to acquire the raw materials reasonably necessary to reasonably manufacture, within the timeframes for such manufacture afforded by the Supply Agreement, the balance of the Minimum Supply Amount after taking into account the raw materials and “work in process” supplied by the Buyer)and (v) notwithstanding the foregoing, the Buyer shall be entitled to deduct from the Supply Agreement Escrowed Amount from time to time an amount equal to the Chargebacks taken or that will be taken (as the Buyer, acting in good faith, shall have been advised by customers, taking into account usual and customary methods for determining the appropriate scope and amount of chargebacks) to the extent (x) such Chargebacks were not deducted from the calculation of Eligible Accounts Receivable and reflected in the Closing Statement and (y) of such Chargebacks (on a dollar-for-dollar basis) which, had they been deducted from the calculation of Eligible Accounts Receivable and reflected in the Closing Statement, together with an amount equal to the Chargebacks referred to in Section 5.4.1, would have resulted in a Shortfall greater than $830,000; (d) that the Seller Supply Parties agree that they will operate the Nuevo Laredo Facility as efficiently as is reasonably possible; (e) the Seller Supply Parties’ obligations under the Supply Agreement shall be expressly conditioned upon the Buyer permitting the Seller Supply Parties to utilize the “work in process”and raw materials located at the Nuevo Laredo Facility to the extent such “work in process” and raw materials form part of the Property; (f) the Seller Supply Parties shall have the right to assign their rights and obligations under the Supply Agreement to any purchaser of the Nuevo Laredo Facility (it being understood that such assignment shall not affect the Buyer’s and the Sellers’ rights and obligations with respect to the Supply Agreement Escrow; (f) the Sellers shall agree to use their commercially reasonable efforts to assist the Buyer in removing the Property remaining at the Nuevo Laredo Facility at the end of the term of the Supply Agreement, such assistance to be at the Buyer’s sole cost and expense; and (g) the parties thereto shall negotiate in good faith to grant to the Buyer a right to extend the Supply Agreement on mutually agreeable terms. For the avoidance of doubt, the Buyer’s right to withdraw amounts in the Supply Agreement Escrow shall be limited to the circumstances expressly provided in this Agreement.

                                     3.3.6      Any such other documents, funds or other things reasonably contemplated by this Agreement to be delivered by Sellers to Buyer at the Closing.

                       3.4       Buyer's Deliveries to Sellers at Closing. On the Closing Date, Buyer shall make or cause the following deliveries to Sellers:

                                     3.4.1      That portion of the Purchase Price to be delivered by Buyer directly to Sellers at the Closing under Section 2.1, as adjusted (if at all) pursuant to Section 2.5 and reduced by the Supply Agreement Escrow Amount, and Buyer shall cause the Escrow Holder to deliver the Deposit to Sellers as contemplated in Section 2.1.2(b) hereof or re-deposit such amount of the Deposit equal to the Supply Agreement Escrow Amount into the Supply Agreement Deposit Escrow in lieu of payment thereof to the Sellers.

                                     3.4.2      A counterpart of the Assignment of Contracts, duly executed by Buyer.

                                     3.4.3      A counterpart of the Assignment of Intangible Property, duly executed by Buyer.

                                     3.4.4      A counterpart of the Transition Agreement, duly executed by Buyer.

                                     3.4.5      A counterpart of the Supply Agreement, duly executed by Buyer, together with the Supply Agreement Escrow Amount (or a direction to the Escrow Holder to establish the Supply Agreement Escrow Account with such amount on deposit therein).

                                     3.4.6      Any such other documents, funds or other things reasonably contemplated by this Agreement to be delivered by Buyer to Sellers at the Closing.

                       3.5       Prorations. Rent, current taxes and other items of expense (including, without limitation, any prepaid insurance, maintenance, tax or like payments under the Designated Contracts, or any of them) and income relating to or attributable to the Business and/or the Property shall be prorated between Sellers and Buyer as of the Closing Date. All liabilities and obligations due in respect of periods prior to or as of the Closing Date shall be paid in full or otherwise satisfied by Sellers and all liabilities and obligations due in respect of periods after the Closing Date shall be paid in full or otherwise satisfied by Buyer. Rent shall be prorated on the basis of a thirty (30) day month. Buyer shall pay to Sellers in cash on the Closing Date the amount of any security or similar deposits with contracting parties under the Designated Contracts and the amount of any other deposits made by Sellers relating to the property to which the Designated Contracts relate.

                       3.6       Sales, Use and Other Taxes. Any sales, purchases, transfer, stamp, documentary stamp, use or similar taxes under the laws of the states in which any portion of the Property is located, or any subdivision of any such state, which may be payable by reason of the sale of the Property under this Agreement or the transactions contemplated herein shall be borne equally by the Sellers, on the one hand, and the Buyer on the other hand, and shall be timely paid by the Buyer. At the time when the Closing Statement is delivered by Sellers, the Buyer shall deliver to the Sellers a reasonable estimate of taxes which are reasonably likely to be payable and, at Closing, the Sellers shall advance one-half of such estimated taxes to the Buyer (or reduce the Purchase Price payable at such time by the Buyer by such amount). The Buyer agrees to seek and use commercially reasonable efforts to obtain all applicable exemptions from the imposition of sales, transfer and similar taxes (collectively, the “Transfer Taxes”) on the transactions contemplated herein. The Buyer agrees to return to the Sellers any excess of the amounts advanced and the Sellers agree to advance any shortfall in the amounts advanced (or deducted from the Purchase Price), in both cases based on the amount of taxes actually paid by the Buyer in connection with the consummation of the transactions contemplated hereby. Buyer shall pay, as and when due, all Transfer Taxes.

                       3.7       Possession. Right to possession of the Property shall transfer to Buyer on the Closing Date. Sellers shall transfer and deliver to Buyer on the Closing Date such keys, locks and safe combinations and other similar items as Buyer may reasonably require to obtain control of the Property, and shall also make available to Buyer at their then existing locations the originals of all documents in Sellers’possession that are required to be transferred to Buyer by this Agreement.

4.	Conditions Precedent to Closing.

                       4.1       Conditions to Sellers’ Obligations. Sellers’ obligation to make the deliveries required of Sellers at the Closing Date and otherwise consummate the transaction contemplated herein shall be subject to the satisfaction or waiver by Sellers of each of the following conditions:

                                     4.1.1      All of the representations and warranties of Buyer contained herein shall continue to be true and correct at the Closing in all material respects.

                                     4.1.2      Buyer shall have executed and delivered to Sellers the Assignment of Contracts and Assignment of Intangible Property.

                                     4.1.3      Buyer shall have delivered, or shall be prepared to deliver to Sellers at the Closing, all cash and other documents required of Buyer to be delivered at the Closing.

                                     4.1.4      Buyer shall have delivered to Sellers appropriate evidence of all necessary corporate action by Buyer in connection with the transactions contemplated hereby, including, without limitation: (i) certified copies of resolutions duly adopted by Buyer’s directors approving the transactions contemplated by this Agreement and authorizing the execution, delivery, and performance by Buyer of this Agreement; and (ii) a certificate as to the incumbency of officers of Buyer executing this Agreement and any instrument or other document delivered in connection with the transactions contemplated by this Agreement.

                                     4.1.5      [Reserved]

                                     4.1.6      No action, suit or other proceedings shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation of the transactions contemplated by this Agreement would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

                                     4.1.7      Buyer shall have substantially performed or tendered performance of each and every material covenant on Buyer’s part to be performed which, by its terms, is required to be performed at or before the Closing.

                                     4.1.8      The Bankruptcy Court shall have entered the Procedures Order and the Approval Order in accordance with Section 8.1.1 below which orders shall be satisfactory in form and substance to the Sellers and neither order shall have been stayed as of the Closing Date.

                                     4.1.9      On or before 5 business days prior to the date when bids are due (as contemplated in the Procedures Motion (as defined in Section 8.1(b), below)), the Buyer and Sellers shall have mutually agreed upon the form and content of the Transition.

                                     4.1.10      On or before July 14, 2006 (the “Supply Agreement Date”), the Buyer and Sellers shall have mutually agreed upon the form and content of the Supply Agreement.

                                     4.1.11      On or before 5 business days prior to the date when bids are due (as contemplated in the Procedures Motion), Buyer and Sellers shall have mutually agreed upon the form and content of Exhibits “A-1,” “A-2,”“B,” “C,”“D” and “E”and the various Schedules to be attached to this Agreement.

                                     4.1.12      The Closing Statement evidences that the sum of the Eligible Accounts Receivable and Eligible Inventory is not less than $15,000,000.

                                     4.1.13      On or before the Procedures Entry Date, Sellers and Buyer shall have agreed in writing upon the form and content of the Inventory Plan.

                       4.2       Conditions to Buyer’s Obligations. Buyer’s obligation to make the deliveries required of Buyer at the Closing, and to otherwise close the transaction contemplated herein, shall be subject to the satisfaction or waiver by Buyer of each of the following conditions:

                                     4.2.1      Sellers shall have substantially performed or tendered performance of each and every covenant on Sellers’ part to be performed which, by its terms, is capable of performance before the Closing.

                                     4.2.2      Other than with respect to such representations and warranties of the Sellers that cease to be effective in accordance with Section 10.26, all representations and warranties of Sellers contained herein shall continue to be true and correct at the Closing in all material respects.

                                     4.2.3      Sellers shall have executed and be prepared to deliver to Buyer the Assignment of Contracts; the Bill of Sale; and the Assignment of Intangible Property.

                                     4.2.4      Sellers shall have delivered, or shall be prepared to deliver to Buyer at the Closing, all other documents required of Sellers to be delivered at the Closing.

                                     4.2.5      No action, suit or other proceedings shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation of the transactions contemplated by this Agreement would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction.

                                     4.2.6      The Bankruptcy Court shall have entered the Procedures Order and the Approval Order in accordance with Section 8.1.1 below, which orders shall be reasonably satisfactory in form and substance to the Buyer and neither Order shall have been stayed as of the Closing Date.

                                     4.2.7      On or before 5 business days prior to the date when bids are due (as contemplated in the Procedures Motion), the Buyer and Sellers shall have mutually agreed upon the form and content of the Transition Agreement.

                                     4.2.8      On or before the Supply Agreement Date, the Buyer and Sellers shall have mutually agreed upon the form and content of the Supply Agreement.

                                     4.2.9      On or before the Procedures Entry Date, Buyer shall have approved, in Buyer’s sole and absolute discretion, its due diligence investigations and inspections of the Property; provided, however, in no event shall Buyer have the right to disapprove this condition or otherwise refuse to proceed with the transaction contemplated herein solely by reason of Buyer’s inability to obtain financing for its acquisition of the Property; provided, however, notwithstanding anything to the contrary herein, this condition shall conclusively be deemed waived unless Buyer delivers written notice to Sellers disapproving this condition on or before the Procedures Entry Date.

                                     4.2.10      From the Execution Date to the Closing Date, Sellers shall have operated the Business in the ordinary course consistent with the manner in which the Business has been operated since the filing of the Bankruptcy Case taking into account in all events the limitations imposed by bankruptcy law on the conduct and activities of those of the Debtor Sellers.

                                     4.2.11      On or before 5 days prior to the date when bids are due (as contemplated in the Procedures Motion), Buyer and Sellers shall have mutually agreed upon the form and content of Exhibits “A-1,” “A-2,”“B,” “C,”“D” and “E”and the various Schedules to be attached to this Agreement.

                                     4.2.12      There shall have not occurred since the Execution Date any event, change, condition or matter that individually or in the aggregate results in or could reasonably be expected to result in, and the Sellers shall have no actual knowledge of, a planned or actual decrease by either Wal-Mart or Target that would result in more than 10% of the combined number of SKUs purchased or ordered by such customers as set forth on Exhibit “4.2.12” attached hereto and incorporated by reference.

                                     4.2.13      The Closing Statement is provided to Buyer in accordance with Section 2.5.1 above and evidences that the sum of the Eligible Accounts Receivable and Eligible Inventory is not less than $15,000,001.

                                     4.2.14      The Sellers shall have incurred not less than $1.4 million to satisfy air freight charges for the shipment of product used in the Business and to be shipped to Wal-Mart and Target and Buyer shall have received evidence reasonably satisfactory to it of such incurrence.

                                     4.2.15      Since the Execution Date, the Sellers shall have not disposed of any excess and obsolete inventory, or a material amount of any other inventory, for below the Sellers’ cost therefor.

                                     4.2.16      On or before the Procedures Entry Date, Sellers and Buyer shall have agreed in writing upon the form and content of the Inventory Plan.

                       4.3      Termination. If any of the above conditions is neither satisfied nor waived on or before the date by which the condition is required to be satisfied (but in any case, no later than the Outside Date), a Party who is not then in default hereunder may terminate this Agreement by delivering to the other written notice of termination. Any waiver of a condition shall be effective only if such waiver is stated in writing and signed by the waiving party; provided, however, that the consent of a Party to the Closing shall constitute a waiver by such party of any conditions to Closing not satisfied as of the Closing Date.

5.	Sellers Representations and Warranties. Sellers hereby make the following representations and warranties to Buyer:

                       5.1      Organization, Standing and Power. Subject to the applicable provisions of bankruptcy law,each Seller has all requisite entity power and authority to own, lease and operate its properties, to carry on its business as now being conducted and, upon obtaining the Approval Order, will have the power and authority to execute, deliver and perform this Agreement and all writings relating hereto.

                       5.2      Authorization of Sellers. Subject to the Sellers’ obtaining the Approval Order, the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and the performance of, fulfillment of and compliance with the terms and conditions hereof by Sellers: (A) do not and will not: (i) conflict with or result in a breach of the articles of incorporation or the by-laws of any Seller; (ii) violate any statute, law, rule or regulation, or any order, writ, injunction or decree of any court or governmental authority; or (ii) violate or conflict with or constitute a default under any agreement, instrument or writing of any nature to which any Seller is a party or by which any Seller or any of its assets or properties may be bound and (B) (i) have been, in the cases of the Non-Debtor Sellers, duly and validly authorized and approved by all necessary corporate or limited liability company action, as applicable, of each Non-Debtor Seller and (ii) is valid and binding on each Seller, and is enforceable against such Seller in accordance with the terms hereof.

                       5.3      Title to Assets. Subject to Section 10.26 of this Agreement, no Seller has knowledge of a valid claim (asserted or otherwise) that title to any of the Property is owned by a third party.

                       5.4      Intellectual Property. Subject in all events to the first sentence of Section 10.26 below and except as otherwise provided on Schedule 5.4 to this Agreement, (i) Schedule 1.1.3 lists in reasonable detail all registrations and applications for registration of all Intangible Property owned by the Sellers; (ii) the Sellers own or have the right to use all Intangible Property, and all Intangible Property is valid, subsisting and enforceable in all respects; (iii) the Intangible Property is sufficient to operate the Business as conducted as of the Execution Date, except as individually or in the aggregate have not had or would not reasonably be expected to have a material adverse effect; and (iv) except as individually or in the aggregate have not had or would not reasonably be expected to have a material adverse effect, (a) no action is pending or, to the Sellers’ knowledge, threatened which challenges the validity or use of, or the ownership by, the Sellers of the Intangible Property; (b) the Sellers have no knowledge of any infringement or infringing use of any of the Intangible Property by any third party; and (c) to the Sellers’ knowledge, no infringement, misappropriation or violation of any intellectual property right or other proprietary right of any third party has occurred or will result from the conduct of the Business.

                                     5.4.1      Subject in all events to the first sentence of Section 10.26 below, upon a breach of the representations set forth in Section 5.4 of this Agreement, Buyer shall provide Sellers with written notice of same and (a) if such breach relates to a material portion or amount of SKUs (with reference to the volume of sales attributable to such SKUs, customer demands therefor, and the likelihood and extent of anticipated Chargebacks associated with the withdrawal from sale of such SKUs), Buyer may, as its sole and exclusive remedy, terminate this Agreement in accordance with its terms, and (b) to the extent such breach relates to an immaterial portion or amount of SKUs (with reference to the volume of sales attributable to such SKUs, customer demands therefor, and the likelihood and extent of anticipated Chargebacks associated with the withdrawal from sale of such SKUs), Sellers shall have the right to elect to either (x) remove all such SKUs (or a portion thereof) from sale to or by the Sellers’ customers prior to the Closing, at the Sellers’ sole cost and expense (it being understood that such cost and expense may include related Chargebacks, but only to the extent that such Chargebacks, together with an amount equal to the Chargebacks taken or that will be taken pursuant to Section 3.3.5(c)(v), would cause the sum of the Eligible Receivables and Eligible Inventory to fall below $16,500,000) or (y) not take any action, it being understood that in such event, Buyer’s sole remedy would be to make a claim against the Supply Agreement Escrowed Amount for the costs and expenses of removal of such goods (it being understood that such costs and expenses may include related Chargebacks, but only to the extent that such Chargebacks, together with an amount equal to the Chargebacks taken or that will be taken pursuant to Section 3.3.5(c)(v), would cause the sum of the Eligible Receivables and Eligible Inventory to fall below $16,500,000)

         6.     Buyer’s Warranties and Representations. In addition to the representations and warranties contained elsewhere in this Agreement, Buyer hereby makes the following representations and warranties to Sellers:

                       6.1      Organization, Standing and Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State ofDelaware. Buyer has all requisite entity power and authority to own, lease and operate its properties, to carry on its business as now being conducted and to execute, deliver and perform this Agreement and all writings relating hereto.

                       6.2      Authorization of Buyer. The execution, delivery and performance of this Agreement and all writings relating hereto by Buyer have been duly and validly authorized. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and the performance of, fulfillment of and compliance with the terms and conditions hereof by Buyer do not and will not: (i) conflict with or result in a breach of the articles of incorporation or by-laws of Buyer; (ii) violate any statute, law, rule or regulation, or any order, writ, injunction or decree of any court or governmental authority; or (iii) violate or conflict with or constitute a default under any agreement, instrument or writing of any nature to which Buyer is a party or by which Buyer or any of its assets or properties may be bound.

            7.       “AS IS” Transaction. Buyer hereby acknowledges and agrees that Sellers make no representations or warranties whatsoever, express or implied, with respect to any matter relating to the Property (including, without limitation, income to be derived or expenses to be incurred in connection with the Property, the physical condition of any personal property comprising a part of the Property or which is the subject of any Contract to be assumed by Buyer at the Closing, the value of the Property (or any portion thereof), the transferability of the Property, the terms, amount, validity, collectibility or enforceability of any assumed liabilities or Contract, the title of the Property (or any portion thereof), the merchantability or fitness of the Personal Property or any other portion of the Property for any particular purpose, or any other matter or thing relating to the Property or any portion thereof). Without in any way limiting the foregoing, Sellers hereby disclaim any warranty (express or implied) of merchantability or fitness for any particular purpose as to any portion of the Property. Buyer further acknowledges that Buyer has conducted an independent inspection and investigation of the physical condition of all portions of the Property and all such other matters relating to or affecting the Property as Buyer deemed necessary or appropriate and that in proceeding with its acquisition of the Property, Buyer is doing so based solely upon such independent inspections and investigations. Accordingly, except only for such surviving representations, Buyer will accept the Property at the Closing “AS IS, “WHERE IS,” and “WITH ALL FAULTS.”

8.	Bankruptcy Court Approvals.

                       8.1      Bankruptcy Court Approval of Sale Matters.

                                     (a)      Promptly following the Execution Date (and in no event later than the second (2nd) business day), Sellers will make a motion in form and substance reasonably satisfactory to the Buyer and the Sellers (the “Sale Motion”) for an order in form and substance satisfactory to the

Buyer and the Sellers (the“Approval Order”) from the Bankruptcy Court which, among other things, (i) approves the sale of the Property to Buyer on the terms and conditions set forth in this Agreement and authorizes the Sellers to proceed with this transaction, (ii) includes a specific finding that Buyer is a good faith purchaser (as determined under Section 363(m) of the Bankruptcy Code) of the Property, (iii) states that the sale of the Property to Buyer shall be free and clear of all liens, claims, interests and encumbrances whatsoever (other than those, if any, listed on Schedule 8.1(a)(iii) attached hereto and incorporated herein by this reference), and (iv) approves the Sellers’ assumption and assignment of the Designated Contracts (collectively, the “Section 365 Contracts”) pursuant to Section 365 of the Bankruptcy Code; provided that (xx) as to any cure amounts payable to the other parties to the Section 365 Contracts as a condition to such assumption and assignment, Sellers shall bear and pay, in the aggregate, up to a portion of such cure costs to be mutually agreed upon by Buyer and Sellers prior to the Procedures Entry Date of such cure costs and Buyer shall bear and pay any excess over such mutually agreed amount, and (yy) Buyer shall be responsible for satisfying such “adequate assurance of future performance” requirements as the Bankruptcy Court may impose as a condition to approving Sellers’ assumption or assignment of any Section 365 Contract. Following the filing of the Sale Motion, Sellers shall use reasonable efforts to obtain the Approval Order. Both Buyer’s and Sellers’ obligations to consummate the transactions contemplated in this Agreement shall be conditioned upon the Bankruptcy Court’s entry of the Approval Order other than such obligations of the Sellers arising under clause (b), below, and set forth in the Procedures Order. If the Bankruptcy Court refuses to issue the Approval Order or to approve any third party purchaser at the hearing on the Sale Motion, then this transaction shall automatically terminate and the Sellers and the Buyer shall be relieved of any further liability or obligation hereunder. In the event that a third party (an “Upset Purchaser”and the underlying agreement between the Upset Purchaser and one or more of the Sellers, the “Upset Agreement”) is approved by the Bankruptcy Court as the purchaser of substantially all of the Property at the hearing on the Sale Motion, however, notwithstanding anything to the contrary in this Agreement, this Agreement shall not terminate, but rather shall become a “back-up bid” which shall remain open for acceptance by Sellers at the last purchase price and on the last terms offered by Buyer at the auction until the Outside Date, but subject and subordinate in all respects to the rights of the Upset Purchaser under the Upset Agreement; provided, however, this Agreement shall automatically terminate if the Approval Order is for any reason whatsoever not entered by the Bankruptcy Court on or before August 11, 2006, or the Closing does not occur by the Outside Date. Upon entry of the Approval Order in accordance with the provisions of this Section 8.1(a) (such entry date being referred to herein as the “Sale Approval Date”), the condition set forth in this Section 8.1(a) shall conclusively be deemed satisfied.

                                     (b)      Promptly following the Execution Date (and in no event later than the next business day), Sellers will make a motion in form and substance reasonably satisfactory to the Buyer and the Sellers (the “Procedures Motion”) to the Bankruptcy Court and the Sellers will use reasonable good faith efforts to obtain from the Bankruptcy Court an order in form and substance satisfactory to the Buyer and the Sellers (the “Procedures Order”) which approves the following bidding procedures and fees (the “Bidding Procedures”): (i) Buyer will be entitled to receive from the Sellers a payment in the amount of $700,000 (the “Break-Up Fee”) in cash or other immediately available good funds in the event that Buyer is not approved by the Bankruptcy Court as the purchaser of the Property and all or substantially all of the Property is sold or transferred (whether pursuant to a sale, liquidation, transfer pursuant to a Plan of Reorganization or Plan of Liquidation or other disposition) to any third party within 120 days following the Procedures Entry Date for consideration in excess of the Purchase Price and other consideration provided for herein (a “Disposition”), notwithstanding the Buyer’s willingness and ability to consummate the transactions contemplated by this Agreement, which payment shall be made to the Buyer concurrently with the consummation of such Disposition, (ii) all third party offers to be entertained at the sale auction (which auction shall be conducted by Sellers at Sellers’ counsel’s offices in

Wilmington, Delaware) no earlier than two (2) business days prior to the hearing on the Sale Motion) (the “Auction”) shall be in writing and delivered to the Sellers (it being agreed that the Sellers shall forward to the Buyer a copy of all qualified offers) no later than forty-eight (48) hours prior to the Auction, together with satisfactory evidence of such third party’s financial ability to perform its obligations under such offer, (iii) no prospective purchaser will be permitted to bid at the Auction unless such party has been deemed “financially qualified” by the Sellers, (iv) no prospective purchaser who bids for the Property at the Auction shall be entitled to purchase the Property unless such prospective purchaser offers to purchase the Property for consideration at least $150,000 greater than the sum of (x) the Purchase Price, (y) the Break-Up Fee, and (z) the Inventory Advance Amount and otherwise on terms at least as favorable to the Sellers as those set forth in this Agreement, and (v) after any initial overbid, all further overbids must be in increments of at least $100,000. Should overbidding take place at the Auction, the Buyer shall have the right, but not the obligation, to participate in the overbidding and to be approved as the overbidder at the hearing on the Sale Motion based upon any such overbid. This Agreement shall automatically terminate if the Procedures Order is for any reason whatsoever not entered by the Bankruptcy Court on or before July 14, 2006 and, in such event, the Buyer shall be entitled to seek an administrative claim in the Bankruptcy Case for its reasonable legal fees and out-of-pocket expenses, it being expressly understood that nothing herein shall be deemed to be Sellers’ agreement or acknowledgment that Buyer is entitled to such a claim under such circumstances. Upon entry of the Procedures Order in accordance with the provisions of this Section 8.1(b) (the date of entry of such order being referred to herein as the “Procedures Entry Date”), the condition set forth in this Section 8.1(b) shall conclusively be deemed satisfied.

                                     (c)(i)      With respect to the Contracts included on Exhibit “8.1(c)” attached hereto and incorporated by reference (the “Scheduled Contracts”), the Buyer may designate such Scheduled Contracts (collectively, “Designated Contracts” and each a “Designated Contract”) to be assumed by the Sellers (or the applicable Seller, as the case may be) and assigned to the Buyer pursuant to Section 365 of the Bankruptcy Code, (ii) as to those Scheduled Contracts which the Buyer shall have designated prior to ten (10) business days before the hearing on the Sale Motion, the Sellers shall seek the entry of an order approving such assumption and assignment in connection with the entry of the Approval Order, with such approved assumption and assignment occurring at the Closing, (iii) as to those Scheduled Contracts which the Buyer shall have designated after ten (10) business days before the hearing on the Sale Motion, the Sellers shall promptly take all reasonable actions in an effort to cause the assumption by the Sellers (or applicable Seller, as the case may be) and assignment to and assumption by Buyer pursuant to Section 365 of the Bankruptcy Code of each such Designated Contract and otherwise cooperate in reasonable respects with the Buyer in respect of each assignment and (iv) during the 90 day period commencing on the Execution Date, the Sellers shall not reject any Scheduled Contracts unless with the prior written consent of the Buyer, it being agreed that after July 20, 2006 the contract costs actually incurred by the Sellers under each Designated Contract and each other Scheduled Contract as to which the Buyer has not provided consent for rejection, shall be reimbursed by the Buyer until the tenth (10th) business day after such time as the Buyer shall notify the Sellers in writing that the Buyer does not intend to designate such Scheduled Contract as a Designated Contract (at such time, the costs under such Scheduled Contracts shall no longer be the Buyer’s obligation). The assignment to Buyer of the Designated Contracts made to Buyer post-Closing (and Buyer’s assumption of the post-assignment obligations thereunder) shall be made pursuant to an assignment and assumption instrument identical in all material respects to the Assignment of Contracts. Buyer’s and Sellers’ respective cure obligations with respect to any Designated Contracts assumed and assigned post-Closing shall be subject to the aggregate limitations set forth in Section 8.1(a)(iv)(xx) above and Buyer shall be responsible for satisfying such “adequate assurance of future performance” requirements as the Bankruptcy Court may impose as a condition to approving Sellers’ assumption or assignment thereof.

            9.       Access to Records and Properties of Sellers. From and after the date of this Agreement until the Closing Date, Sellers shall afford to Buyer’s officers, independent public accountants, counsel, lenders, consultants and other representatives, reasonable access for examination at all reasonable times to the Property and all records pertaining to the Property or the Business. Buyer, however, shall not be entitled to access to any materials containing privileged communications or information about employees, disclosure of which might violate an employee’s reasonable expectation of privacy. Buyer expressly acknowledges that nothing in this Section 9 is intended to give rise to any contingency to Buyer’s obligations to proceed with the transactions contemplated herein.

            10.      Miscellaneous.

                       10.1      Damage and Destruction. Sellers shall promptly notify Buyer of the occurrence of any material damage to or destruction of the Property that occurs prior to the Closing Date. In the event of any uninsured damage to or destruction of the Property prior to the Closing Date the cost of which to repair would total $315,000or less, then such damage or destruction shall have no effect whatsoever on the Purchase Price or Buyer’s or Seller’s obligation to close. Should any uninsured damage or destruction to the Property occur prior to the Closing Date the cost of which to repair would total more than $315,000but less than $550,000, then unless Sellers cause the same to be repaired and restored in all material respects prior to the Closing Date (in which case the Purchase Price shall be unaffected and the parties shall proceed with the Closing as though such damage, destruction or proceedings had never occurred or been initiated), Buyer’s sole remedy shall be to receive a dollar-for-dollar reduction in the Purchase Price in an amount equal to the sum of (i) the cost of such repairs, less (ii) the amount of any insurance proceeds with respect thereto assigned to Buyer at the Closing, and consummate the transaction contemplated herein. If any uninsured damage or destruction to the Property occurs prior to the Closing Date the cost of which to repair would total $850,000or more, then irrespective of whether the same can be repaired and/or restored prior to the Closing Date, Buyer shall have the right and option to either (i) terminate this Agreement and the transaction contemplated herein, or (ii) elect to receive, as its sole and exclusive remedy by reason of such damage, destruction, a Purchase Price reduction in the amount of $740,000and consummate the transaction contemplated herein as though the damage or destruction had never occurred or been initiated. In all other events or in the event that Buyer elects to consummate the purchase pursuant to clause (ii) above, (xx) all insurance proceeds, including business interruption and rental loss proceeds, collected by or paid to Sellers prior to the Closing Date, shall be credited against the Purchase Price on a dollar-for-dollar basis on Buyer’s account or the Purchase Price shall be adjusted by an amount agreed between Buyer and Sellers, and (yy) all entitlement to all other insurance proceeds arising out of such damage or destruction or proceedings and not collected prior to the Closing Date shall be assigned to Buyer at the Closing. Notwithstanding anything to the contrary in this Agreement, the risk of loss or damage to the Property shall unconditionally shift to the Buyer on the Closing Date. For avoidance of doubt, Buyer and Sellers intend that the provisions of this Section 10.1 shall control over any right or remedy to which the Buyer may otherwise be entitled under this Agreement by reason of the occurrence of any event subject to this Section 10.1.

                       10.2      Attorneys’ Fees. In the event that either party hereto brings an action or other proceeding to enforce or interpret the terms and provisions of this Agreement, the prevailing party in that action or proceeding shall be entitled to have and recover from the non-prevailing party all such fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys’ fees) as the prevailing party may suffer or incur in the pursuit or defense of such action or proceeding.

                       10.3      Reasonable Access to Records and Certain Personnel. In order to facilitate Sellers’ efforts to administer and close the Bankruptcy Case (including, without limitation, the preparation of filings in the Bankruptcy Case and state, local and federal tax returns and other filings), for a period of five (5) years following the Closing, (i) the Buyer shall permit Sellers’ counsel and other professionals and counsel for any successors to Sellers and their respective professionals (collectively, “Permitted Access Parties”) reasonable access to the financial and other books and records which comprised part of the Property acquired, which access shall include (xx) the right of such Permitted Access Parties to copy, at such Permitted Access Parties’ expense, such documents and records as they may request in furtherance of the purposes described above, and (yy) Buyer’s copying and delivering to the relevant Permitted Access Parties such documents or records as they may request, but only to the extent such Permitted Access Parties furnish Buyer with reasonably detailed written descriptions of the materials to be so copied and the applicable Permitted Access Party reimburses the Buyer for the reasonable costs and expenses thereof, and (ii) Buyer shall provide the Permitted Access Parties (at no cost to the Permitted Access Parties) with reasonable access to finance, management and administrative personnel during regular business hours to assist Sellers and the other Permitted Access Parties in their post-Closing activities (including, without limitation, preparation of tax returns), provided that such access does not unreasonably interfere with the Buyer’s business operations.

                       10.4      Notices. Unless otherwise provided herein, any notice, tender, or delivery to be given hereunder by any Party to the other may be effected by personal delivery in writing, or by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed communicated as of the date of mailing. Mailed notices shall be addressed as set forth below, but each Party may change his address by written notice in accordance with this Section 10.5.

To Sellers: With a copy to:	Global Home Products
550 Polaris Parkway, Suite 500
Westerville, OH 43082
Attn: Mark Eichhorn
Fax: 740-681-6078
e-mail:meichhorn@anchorhocking.com

Pachulski Stang Ziehl Young Jones
& Weintraub LLP
150 California Street, 15th
San Francisco, CA 94111
Attn: David M. Bertenthal, Esq.
Fax: 415-263-7010
e-mail: dbertenthal@pszyjw.com

and

Pachulski Stang Ziehl Young Jones
& Weintraub LLP
919 North Market Street, 17th Floor
Wilmington, DE 19801
Attn: Laura Davis Jones, Esq.
Fax: 302-652-4400
e-mail: ljones@pszyjw.com

To Buyer: With a copy to:	Lifetime Brands, Inc.
One Merrick Avenue
Westbury, NY 11590
Attn: Ronald Shiftan
Fax: 516-683-6006
e-mail: ronalds@lifetimebrands.com

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attn: Neil Herman, Esq. and Leonard Klingbaum, Esq.
Fax: 212-309-6001
e-mails: nherman@morganlewis.com and lklingbaum@morganlewis.com

                       10.5      Entire Agreement. This instrument, that certain Confidentiality Agreement dated May 22, 2006, between Houlihan, Lokey, Howard & Zukin Capital (for The WearEver Company) and the Buyer, and the documents to be executed pursuant hereto contain the entire agreement between the parties relating to the sale of the Property. Any oral representations or modifications concerning this Agreement or any such other document shall be of no force and effect excepting a subsequent modification in writing, signed by the Party to be charged.

                       10.6      Modification. This Agreement may be modified, amended or supplemented only by a written instrument duly executed by all the parties hereto.

                       10.7      Closing Date. All actions to be taken on the Closing Date pursuant to this Agreement shall be deemed to have occurred simultaneously, and no act, document or transaction shall be deemed to have been taken, delivered or effected until all such actions, documents and transactions have been taken, delivered or effected.

                       10.8      Severability. Should any term, provision or paragraph of this Agreement be determined to be illegal or void or of no force and effect, the balance of the Agreement shall survive.

                       10.9      Captions. All captions and headings contained in this Agreement are for convenience of reference only and shall not be construed to limit or extend the terms or conditions of this Agreement.

                       10.10      Further Assurances. Each Party hereto will execute, acknowledge and deliver any further assurance, documents and instruments reasonably requested by any other Party for the purpose of giving effect to the transactions contemplated herein or the intentions of the Parties with respect thereto; provided that nothing herein shall be deemed to require any Party to execute or deliver any such further assurance, document or instrument to the extent that the same could in any material way increase the burdens, obligations or liabilities otherwise imposed upon such Party by this Agreement.

                       10.11      Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                       10.12      Brokerage Obligations. Except for Houlihan, Lokey, Howard & Zukin (the “Broker”), which Broker Sellers have engaged in connection with this transaction, Sellers and the Buyer each represent and warrant to the other that such party has incurred no liability to any real estate broker or other broker or agent with respect to the payment of any commission regarding the consummation of the transaction contemplated hereby. It is agreed that other than the fee or commission payable to the Broker (which shall be paid to the Broker concurrently with, and out of the proceeds payable to the Sellers at, the Closing), if any claims for commissions, fees or other compensation, including, without limitation, brokerage fees, finder’s fees, or commissions, are ever asserted against Buyer or the Sellers in connection with this transaction, all such claims shall be handled and paid by the party whose actions form the basis of such claim and such party shall indemnify, defend (with counsel reasonably satisfactory to the party entitled to indemnification), protect and save and hold the other harmless from and against any and all such claims or demands asserted by any person, firm or corporation in connection with the transaction contemplated hereby.

                       10.13      Payment of Fees and Expenses. Except as provided in Section 10.12 above, each party to this Agreement shall be responsible for, and shall pay, all of its own fees and expenses, including those of its counsel, incurred in the negotiation, preparation and consummation of the Agreement and the transaction described herein.

                       10.14      Survival. The respective representations, warranties, covenants and agreements of Sellers and Buyer herein, or in any certificates or other documents delivered prior to or at the Closing, shall not be deemed waived or otherwise affected by the Closing.

                       10.15      Assignments. This Agreement shall not be assigned by any Party hereto without the prior written consent of the other party hereto, which consent the Parties may grant or withhold in their sole and absolute discretion.

                       10.16      Binding Effect. Subject to the provisions of Section 10.16, above, this Agreement shall bind and inure to the benefit of the respective heirs, personal representatives, successors (including, without limitation, and notwithstanding anything to the contrary in Section 10.16 above, any trustee hereafter appointed in the Bankruptcy Case), and assigns of the parties hereto.

                       10.17      Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware.

                       10.18      Good Faith. All parties hereto agree to do all acts and execute all documents required to carry out the terms of this Agreement and to act in good faith with respect to the terms and conditions contained herein before and after Closing.

                       10.19      Construction. In the interpretation and construction of this Agreement, the parties acknowledge that the terms hereof reflect extensive negotiations between the parties and that this Agreement shall not be deemed, for the purpose of construction and interpretation, drafted by either party hereto.

                       10.20      Counterparts. This Agreement may be signed in counterparts. The Parties further agree that this Agreement may be executed by the exchange of facsimile signature pages or pages in portable document format (.pdf) provided that by doing so the parties agree to undertake to provide original signatures as soon thereafter as reasonable in the circumstances.

                       10.21      Time is of the Essence. Time is of the essence in this Agreement, and all of the terms, covenants and conditions hereof.

                       10.22      Bankruptcy Court Jurisdiction. THE PARTIES AGREE THAT IF ANY DISPUTE ARISES OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE DOCUMENTS EXECUTED HEREUNDER OR IN CONNECTION HEREWITH, THE BANKRUPTCY COURT SHALL HAVE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION AND SHALL BE THE EXCLUSIVE VENUE TO RESOLVE ANY AND ALL DISPUTES RELATING TO THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT. SUCH COURT SHALL HAVE SOLE JURISDICTION OVER SUCH MATTERS AND THE PARTIES AFFECTED THEREBY AND BUYER AND SELLERS EACH HEREBY CONSENT AND SUBMIT TO SUCH JURISDICTION.

                       10.23      Interpretation and Rules of Construction. In this Agreement, except to the extent that the context otherwise requires:

                                     10.23.1      when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or a Schedule to, this Agreement unless otherwise indicated;

                                     10.23.2      the headings and captions used in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

                                     10.23.3      whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words “without limitation”;

                                     10.23.4      the words “hereof,” “herein” and “hereunder” and works of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

                                     10.23.5      all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

                                     10.23.6      the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

                                     10.23.7      any law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such law or statute as from time to time amended, modified or supplemented, including by succession of comparable successor laws;

                                     10.23.8      references to a person are also to its permitted successors and assigns; and

                                     10.23.9      the use of "or" is not intended to be exclusive unless expressly indicated otherwise.

                   10.24      Certain Limitations on Disclosure. Except as may be required by applicable law and except for such disclosures as each Seller may make to its secured lender, the Broker and/or to the Official Committee of Unsecured Creditors in the Bankruptcy Case, prior to Sellers’ filing of the

Procedures Motion, neither Buyer nor Sellers shall make any public announcement of the transactions contemplated by this Agreement without first obtaining the other’s prior written consent.

                       10.25      No Third Party Beneficiaries. There are no third party beneficiaries to this Agreement or any of the agreements set forth herein.

                       10.26      Limitation on Representations and Warranties. Notwithstanding anything herein to the contrary, the representations set forth in Sections 5.3 and 5.4 of this Agreement shall be of no force or effect (including as a condition to the Buyer’s obligation to consummate the transaction contemplated herein) after July 20, 2006 (the “Lapse Date”). Further, Buyer’s sole recourse by reason of the inaccuracy of the representation or warranty set forth in Section 5.3 or (as set forth in Section 5.4.1 above) a material inaccuracy in the representations and warranties set forth in Section 5.4, shall be to terminate this Agreement and the transactions contemplated herein (which termination shall be in writing) prior to the Lapse Date and such occurrence shall cause the Sellers to cause the immediate return of the Deposit to the Buyer.

Signature Page to Asset Purchase Agreement

        In Witness Whereof, Buyer and Sellers have executed this Asset Purchase Agreement as of the day and year first above written.

BUYER:

LIFETIME BRANDS, INC.,
a Delaware corporation

By: /s/ Jeffrey Siegel
Name: Jeffrey Siegel
Title: President and Chief Executive Officer

SELLERS:

MIRRO ACQUISITION INC.,
a Delaware corporation

By: /s/ Mark R. Eichhorn
Name: Mark R. Eichhorn
Title: President, CEO

MIRRO OPERATING COMPANY, LLC,
a Delaware limited liability company and
Chapter 11 Debtor and Debtor in Possession

By: /s/ Mark R. Eichhorn
Name: Mark R. Eichhorn
Title: President, CEO

MIRRO PUERTO RICO, INC.,
a corporation organized under the laws of the Commonwealth of Puerto Rico and
Chapter 11 Debtor and Debtor in Possession

By: /s/ Mark R. Eichhorn
Name: Mark R. Eichhorn
Title: President, CEO

690649 BC, LTD.,
a British Columbia company

By: /s/ Mark R. Eichhorn
Name: Mark R. Eichhorn
Title: President, CEO

Signature Page to Asset Purchase Agreement

Exhibits and Schedules

[TO BE ATTACHED]

[Please note that exhibits have not yet been reviewed]

Exhibit “C”

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

              This Assignment and Assumption of Contracts (this “Assignment”) is entered into as of this ___ th day of __________, 2006, between _______________ ________________, _______________________,and _____________________, each a Debtor and Debtor in Possession under Case No. 06-10340 in the Bankruptcy Court (collectively, the “Assignor”), on the one hand, and Lifetime Brands, Inc, a _____________ corporation (the “Assignee”), on the other hand, with respect to the following facts and circumstances:

              A.        Assignor, as Seller, and Assignee, as Buyer, have heretofore entered into that certain Asset Purchase Agreement dated July __, 2006 (the “Purchase Agreement”). Except for terms specifically defined herein, the capitalized terms used in this Assignment shall have the same meanings as capitalized terms used in the Purchase Agreement.

              B.        Concurrently with the mutual execution and delivery of this Assignment, Assignor and Assignee are consummating the transactions contemplated by the Purchase Agreement. Assignor and Assignee are executing and delivering this Assignment in satisfaction of their respective obligations pursuant to Sections 3.3.1 and 3.4.2 of the Purchase Agreement.

              NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which Assignor and Assignee hereby acknowledge, Assignor and Assignee hereby agree as follows:

              1.       Assignment. Effective as of the Closing Date, to the extent of their respective interests therein, the parties comprising Assignor hereby assign to Assignee all of their right, title and interest in and to the Contracts described on Exhibit “A”attached hereto and incorporated herein by this reference (collectively, the “Assigned Contracts”).

              2.       Assumption. Effective as of the Closing Date, Assignee hereby accepts the foregoing assignment and assumes and agrees to be bound by the terms and provisions of the Assigned Contracts and to faithfully perform all of Assignor’s obligations thereunder to be performed from and after the Closing Date as though Assignee had been the original contracting party thereunder.

              3.       Assignee’s Indemnification. Assignee shall indemnify, defend (with counsel reasonably satisfactory to Assignor) and hold Assignor free and harmless of, from and against any and all liabilities, obligations, claims, demands, actions, causes of action, losses and costs and expenses (including, without limitation, all court costs and reasonable attorneys’ fees) as Assignor may suffer or incur by reason of or in connection with Assignee’s breach or default or asserted or claimed breach or default of any obligation to the counter-party under the Assigned Contracts (or any of them) to be performed thereunder from and after the Closing Date.

              4.       Attorneys’ Fees. In the event that either party hereto brings an action or other proceeding to enforce or interpret the terms and provisions of this Assignment, the prevailing party in that action or proceeding shall be entitled to have and recover from the non-prevailing party therein all such fees, costs

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and expenses (including, without limitation, all court costs and reasonable attorneys’ fees) as the prevailing party may suffer or incur in the pursuit or defense of such action or proceeding.

              5.       Amendments. This Assignment may only be amended by a writing signed by both Assignor and Assignee.

              6.       Execution in Counterparts. This Assignment may be executed in counterparts and delivered by the delivery of facsimile signatures; provided, however, that if the parties exchange facsimile signatures, each of them agrees to provide the other with a copy of this Assignment bearing their original signature as soon thereafter as possible.

              7.       Delivery Pursuant to Purchase Agreement. Notwithstanding anything to the contrary herein, Assignor and Assignee are executing and delivering this Assignment in accordance with and subject to all of the terms and provisions of the Purchase Agreement (including, without limitation, the exclusions set forth in Section 1.2 of the Purchase Agreement and the acknowledgement and disclaimer set forth in Section 7 thereof).

              8.       Governing Law. This Assignment shall be governed by and construed and enforced in accordance with the laws of Delaware

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              IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first set forth above.

ASSIGNOR:

Mirro Operating Company, LLC, a
______________ limited liability company
and Debtor and Debtor in Possession

By:
Name: __________________________________.
Its: _____________________________________

_________________________, a
___________________________
and Debtor and Debtor in Possession

By:
Name: __________________________________.
Its: _____________________________________

_________________________, a
___________________________
and Debtor and Debtor in Possession

By:
Name: __________________________________.
Its: _____________________________________

ASSIGNEE:

Lifetime Brands, Inc., a
_______________ corporation

By:____________________________________
Name: ________________________________
Its: __________________________________

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Exhibit “D”

BILL OF SALE

              Pursuant to Section 3.3.2 of that certain Asset Purchase Agreement dated as of ________________, 2006 (the “Agreement”), by and between Lifetime Brands, Inc., a ______________ corporation (the “Buyer”), on the one hand, and Mirro Operating Company, LLC, a _____________ limited liability company, _______________________, and _____________________, each a Debtor and Debtor in Possession under Case No. 06-10340 in the Bankruptcy Court (collectively, the “Sellers”), on the other hand, and for good and valuable consideration, the receipt and sufficiency of which Sellers hereby expressly acknowledge, to the extent of their respective interests therein, each entity comprising Sellers hereby sells, transfers, assigns and delivers to Buyer all of its right, title and interest in and to (i) the Personal Property, (ii) the Receivables, and (iii) the Inventory.

              Except for terms specifically defined in this Bill of Sale, all capitalized terms used in herein shall have the same meanings as such terms have when utilized in the Agreement.

              Notwithstanding anything to the contrary herein, Sellers are executing and delivering this Bill of Sale in accordance with and subject to all of the terms and provisions of the Agreement (including, without limitation, the exclusions set forth in Section 1.2 of the Agreement and the acknowledgement and disclaimer set forth in Section 7 of the Agreement).

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              IN WITNESS WHEREOF, Sellers have caused this Bill of Sale to be executed as of the _____ day of _____________, 2006.

SELLERS:

Mirro Operating Company, LLC, a
_____________ limited liability company
and Debtor and Debtor in Possession

By:
Name: __________________________________
Its: ___________________________________

_________________________, a
___________________________
and Debtor and Debtor in Possession

By:
Name: __________________________________
Its: ___________________________________

_________________________, a
___________________________
and Debtor and Debtor in Possession

By:
Name: __________________________________
Its: ___________________________________

_________________________, a
___________________________
and Debtor and Debtor in Possession

By:
Name: __________________________________
Its: ___________________________________

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Exhibit “E”

ASSIGNMENT OF INTANGIBLE PROPERTY

              Mirro Operating Company, LLC, a _____________ limited liability company _______________, _______________________, and _____________________, each a Debtor and Debtor in Possession under Case No. 06-10340 in the Bankruptcy Court (collectively, the “Assignor”) are executing this Assignment of Intangible Property (the “Assignment”) in favor of ___________________________, a _______________________ (the “Assignee”), with respect to the following facts and circumstances:

              (A)        Assignor and Assignee have heretofore entered into that certain Asset Purchase Agreement dated July __, 2006 (the “Agreement”). Except for terms specifically defined in this Assignment, the capitalized terms used in this Assignment shall have the same meanings as such terms when used in the Agreement.

              (B)        Concurrently with the execution and delivery of this Assignment, Assignor and Assignee are consummating the transactions contemplated by the Agreement. Pursuant to Sections 3.3.3 and 3.4.3 of the Agreement, Assignor and Assignee are required to mutually execute and deliver this Assignment at the Closing.

              NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which Assignor hereby expressly acknowledges, to the extent of their respective interests therein, each entity comprising Assignor hereby assigns, conveys, transfers and sets over unto Assignee, all of its right, title and interest, if any, in and to all Intangible Property, including, but not limited to, its right, title and interest, if any, in and to the Intangible Property identified on Schedule 1 attached hereto and incorporated herein by this reference. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of Assignor and Assignee.

              Notwithstanding anything to the contrary herein, the parties comprising Assignor are executing and delivering this Assignment in accordance with and subject to all of the terms and provisions of the Agreement (including, without limitation, the exclusions set forth in Section 1.2 of the Agreement and the acknowledgement and disclaimer set forth in Section 7 thereof).

              In the event that Assignor or Assignee brings an action or other proceeding to enforce or interpret the terms and provisions of this Assignment, the prevailing party in that action or proceeding shall be entitled to have and recover from the non-prevailing party all such fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys’ fees) as the prevailing party may suffer or incur in the pursuit or defense of such action or proceeding.

              This Assignment shall be governed by and construed and enforced in accordance with the laws of Delaware

              IN WITNESS WHEREOF, Assignor has executed this Assignment as of the ___ of ______________, 2006.

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ASSIGNOR:

Mirro Operating Company, LLC, a
_____________ limited liability company
and Debtor and Debtor in Possession

By:
Name: __________________________________
Its: ___________________________________

_________________________, a
___________________________
and Debtor and Debtor in Possession

By:
Name: __________________________________
Its: ___________________________________

_________________________, a
___________________________
and Debtor and Debtor in Possession

By:
Name: __________________________________
Its: ___________________________________

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Schedule

[TO BE ATTACHED]

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